UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 2, 2024

YIELD10 BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33133	04-3158289
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19 Presidential Way, Woburn, Massachusetts		01801
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 583-1700
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	YTEN	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.01 Changes in Registrant's Certifying Accountant.
On February 2, 2024, RSM US LLP (“RSM”) notified the Chair of the Audit Committee of the Board of Directors (the “Audit Committee”) of Yield10 Bioscience, Inc. ("Yield10" or the "Company") of its decision not to stand for reappointment as the Company’s independent registered public accounting firm. Later that day, RSM sent the Chair of the Audit Committee a letter confirming RSM’s decision not to stand for reappointment.
RSM’s previously issued reports on the Company’s consolidated financial statements as of and for the years ended December 31, 2022 and 2021, respectively, did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that RSM’s reports on the Company’s consolidated financial statements as of and for the years ended December 31, 2022 and 2021 contained a separate paragraph stating that “…As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and does not have sufficient liquidity to meet forecasted costs. This raises substantial doubt about the Company’s ability to continue as a going concern…The financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

In addition, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K) between the Company and RSM on accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of RSM, would have caused it to make reference to the disagreement in its reports on the Company’s financial statements for either of the two fiscal years or the subsequent interim period preceding RSM’s decision not to stand for reappointment.

During the two most recent fiscal years and the subsequent interim period preceding RSM’s decision not to stand for reappointment, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Chair of the Audit Committee discussed with RSM the reasons for its decision not to stand for reappointment, and the Company is currently in the process of identifying a successor independent registered public accounting firm. The Company will authorize RSM to respond fully to the inquiries of the successor independent registered public accounting firm, which has yet to be selected.

The Company has provided RSM with a copy of the disclosures required by Item 304(a) of Regulation S-K contained in Item 4.01 of this Current Report on Form 8-K and has requested that RSM furnish the Company with a letter addressed to the Securities and Exchange Commission (the "SEC") stating whether it agrees with the Company’s statements made in response to those requirements and, if not, stating the respects in which it does not agree. A copy of RSM’s letter, dated February 5, 2024, confirming RSM’s agreements with these statements is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
No.	Description
16.1	Letter from RSM US LLP dated February 5, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YIELD10 BIOSCIENCE, INC.

February 5, 2024	By:	/s/ Oliver P. Peoples
Oliver P. Peoples
President & Chief Executive Officer